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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: November 19, 1999




                           SCOTIA PACIFIC COMPANY LLC
             (Exact name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



                                    333-63825
                            (Commission File Number)



                                   68-0414690
                     (I.R.S. Employer Identification Number)




               125 Main Street                           95565
                  2nd Floor                            (Zip Code)
                P. O. Box 712
             Scotia, California
  (Address of Principal Executive Offices)
                    95565
                 (Zip Code)


       Registrant's telephone number, including area code: (707) 764-2330


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Item 5.  Other Events

      The Registrant (the "Company') is a wholly owned subsidiary of The Pacific Lumber Company ("Pacific Lumber"). On March 1, 1999, the Company, Pacific Lumber and Salmon Creek Corporation, another wholly owned subsidiary of Pacific Lumber ("Salmon Creek"), consummated the Headwaters Agreement with the United States. Pursuant to the Headwaters Agreement, Salmon Creek received $299.9 million in cash, $15 million of which was utilized to defray expenses in connection with negotiation and consummation of the Headwaters Agreement and the balance of which was placed into escrow (the "Escrowed Funds") to be used to support the timber collateralized notes of the Company (the "Timber Notes").

      Attached hereto as Exhibit 99.1 is a press release announcing that the Escrowed Funds have been released and that $169 million has been placed in a reserve account to support payments on the Timber Notes. Attached hereto as
Exhibit 99.2 is a letter to holders of Timber Notes setting forth additional information regarding this reserve account, which is known as the Scheduled Amortization Reserve Account. Attached hereto as Exhibit 99.3 is the Second Supplemental Indenture to the Indenture governing the Timber Notes which, among other things, establishes the Scheduled Amortization Reserve Account.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  November 19, 1999
                                            SCOTIA PACIFIC COMPANY LLC
                                                   (Registrant)


By:                                            /s/ Paul N. Schwartz
                                                 Paul N. Schwartz
                                                  Vice President